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                                                                   Exhibit 23.1




                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Employee Stock Option Plan for RAC Financial Group, Inc., the 1995 Nonemployee Director Stock Option Plan for RAC Financial Group, Inc., the 1995 Employee Stock Purchase Plan for RAC Financial Group, Inc., the Stock Option Agreement for Dan Marino, the Stock Option Agreement for Charles T. Owens, and the Stock Option Agreement for Ralph Stringer, the Registration Statement (Form S-3 No. 333-37715) of FIRSTPLUS Financial Group, Inc. and related Prospectus, the Registration Statement (Form S-3 No. 333-37945) of FIRSTPLUS Financial Group, Inc. and related Prospectus, and the Registration Statement (Form S-3 No. 333-40851) of FIRSTPLUS Financial Group, Inc. and related Prospectus, of our report dated October 30, 1997, with respect to the consolidated financial statements of FIRSTPLUS Financial Group, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended September 30, 1997.



                                       /s/ ERNST & YOUNG LLP

Dallas, Texas
December 8, 1997